UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Termination of a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Amendment to Stock Purchase Agreement
Amendment to Registration Rights Agreement
Limited Waiver
Pledge Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement

     On March 31,2005, Navarre Corporation (the “Company”) entered into an amendment to the March 14, 2005 Michael Bell stock purchase agreement. Pursuant to the original agreement, the Company purchased the twenty percent (20%) equity interest in its subsidiary Encore Software, Inc. that it did not own from Mr. Bell, the President of Encore Software, Inc. The amendment entered into on March 31, 2005 revised the purchase price to provide for a cash payment of $3,400,000 and the issuance of 300,000 unregistered shares of Company common stock. The registration rights agreement with respect to the shares issued was also amended to reduce the term from three years to two years. For financial statement purposes, this purchase will be treated as compensation expense of approximately $5.8 million to be recognized by Navarre in the fourth quarter of its fiscal year ended March 31, 2005.

     The foregoing description of the amended transactions with Michael Bell does not purport to be complete and is qualified in its entirety by reference to the Amendment to Stock Purchase Agreement and Amendment to Registration Rights Agreement, which are attached hereto as Exhibits 10.1 and 10.2.

     On March 31, 2005, the Company entered into a Limited Waiver with respect to its Amended and Restated Credit Agreement and a Pledge Agreement with GE Capital to permit the amended agreement referred to immediately above and to provide for the pledge of the Encore shares purchased by the Company. This description is qualified in its entirety by reference to the Limited Waiver and Pledge Agreement, which are attached hereto as Exhibits 10.3 and 10.4.

Item 2.02. Termination of a Material Definitive Agreement

     The amended Michael Bell purchase agreement described above resulted in the termination of the Company’s obligation to issue Mr. Bell an additional 300,000 shares of Navarre common stock upon the attainment of certain performance criteria.

Item 7.01. Regulation FD Disclosure

     We are electing to furnish under Item 7.01 a copy of the Press Release issued with respect to the above reported items.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment to Stock Purchase Agreement between Navarre Corporation and Michael Bell dated March 31, 2005
10.2	Amendment to Registration Rights Agreement between Navarre Corporation and Michael Bell dated March 31, 2005
10.3	Limited Waiver with Respect to Amended and Restated Credit Agreement dated March 31, 2005
10.4	Pledge Agreement between Navarre Corporation and General Electric Capital Corporation related to Encore shares dated March 31, 2005
99.1	Press Release dated April 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: April 1, 2005	By:	Eric H. Paulson
Eric H. Paulson
		Title:	Chairman of the Board, President and Chief Executive Officer